UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

KARMAN LINE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43451	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 N. Federal Hwy, Suite 200 Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-0090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	XTERU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	XTER	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	XTERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2026, the Registration Statement on Form S-1 (File No. 333-297706) relating to the initial public offering (the “IPO”) of Karman Line Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission (the “Registration Statement”). On August 19, 2026, the Company consummated the IPO of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated August 17, 2026, between the Company and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, as representative (the “Representative”) of the several underwriters named in Schedule A thereto (the “Underwriters”), which contains customary representations and warranties by the Company, conditions to closing and indemnification obligations of the Company and the underwriters;

●	an Amended and Restated Memorandum and Articles of Association for the Company;

●	a Warrant Agreement, dated August 17, 2026, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants (as defined below), certain adjustment features of the terms of exercise, provisions relating to redemption and cashless exercise of the Warrants, provision for amendments to the Warrant Agreement, and indemnification of the warrant agent by the Company under the Warrant Agreement;

●	a Letter Agreement, dated August 17, 2026, among the Company, Samara Acquisition Sponsor VI Ltd. (the “Sponsor”), ArgoSat Consulting LLC and each of the directors and officers of the Company, pursuant to which the Sponsor, ArgoSat Consulting LLC and each of the directors and officers of the Company have agreed to vote any founder shares and Class A Ordinary Shares held by him or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 21 months or such longer period as is approved by the Company’s shareholders; to certain transfer restrictions with respect to the Company’s securities; and, as to the Sponsor, certain indemnification obligations;

●	a Private Placement Unit Purchase Agreement, dated August 17, 2026, between the Company and the Sponsor, pursuant to which the Sponsor purchased 450,000 private placement units (the “Sponsor Private Placement Units”), each unit consisting of one Class A Ordinary Share and one-half of warrant to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $10.00 per unit (the “Private Placement Warrants”, and together with the Public Warrants, the “Warrants”);

●	a Private Placement Unit Purchase Agreement, dated August 17, 2026, by and among the Company, the Representative and Clear Street LLC (“Clear Street”), pursuant to which the Representative and Clear Street purchased 200,000 private placement units, each unit consisting of one Class A Ordinary Share and one-half of warrant to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $10.00 per unit (the “Underwriter Private Placement Units” and together with the Sponsor Private Placement Units, the “Private Placement Units”);

●	a Registration Rights Agreement, dated August 17, 2026, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company’s securities held by such Holders;

●	Indemnity Agreements, each dated August 17, 2026, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

●	an Administrative Services Agreement, dated August 17, 2026, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $20,000 per month until the earlier of the Company’s initial business combination or liquidation;

●	an Investment Management Trust Agreement, dated August 17, 2026, between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”), which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units, and sets forth the responsibilities of the trustee, the procedures for withdrawal and direction of funds from the trust account, and indemnification of the trustee by the Company under the Trust Agreement; and

●	a Consulting Agreement, dated July 16, 2026, by and between the Company and ArgoSat Consulting LLC (the “Consultant”), which establishes for certain consulting services for and on behalf of the Company;

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement or form thereof, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 3.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 650,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,500,000 (the “Private Placement”). The Private Placement Units, which were purchased by the Sponsor, are identical to the Public Units, except that they (i) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of our initial business combination and (ii) will be entitled to registration rights. The issuance of the Private Placement Units was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, in connection with the IPO, Michael Leitner, Keith Masback and Beth Michelson (the “New Directors” and, collectively with Richard Davis and Vikas Mittal, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective August 17, 2026, each of Michael Leitner, Keith Masback and Beth Michelson was also appointed to the Board’s Audit Committee, and Compensation Committee, with Beth Michelson serving as chair of the Audit Committee, and Michael Leitner serving as the chair of the Compensation Committee.

On August 17, 2026, the Company entered into indemnity agreements with each of the Directors and officers of the Company, pursuant to which the Company has agreed to indemnify each officer and Director of the Company against certain claims that may arise in their roles as officers and directors of the Company. The foregoing summary of the indemnity agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the indemnity agreements, a form of which is attached as Exhibit 10.5 hereto and incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2026, the Company’s Amended and Restated Memorandum and Articles of Association became effective. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01 Other Events.

A total of $200,000,000 of the net proceeds from the IPO and the Private Placement was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay the Company’s tax obligations (excluding any amounts related to excise tax) and up to $100,000 of interest to pay dissolution expenses as described in the Registration Statement, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of the Company’s public shares in connection with an initial business combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial business combination within 21 months from the closing of the IPO or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company is unable to complete an initial business combination within 21 months from the closing of the IPO, subject to applicable law.

On August 17, 2026, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On August 19, 2026, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated August 17, 2026, by and between the Company and the Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, as representative of the several underwriters

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement, dated August 17, 2026, between the Company and Continental Stock Transfer & Trust Company

10.1	Letter Agreement, dated August 17, 2026, among the Company, the Sponsor, and each of the directors and officers of the Company

10.2	Private Placement Unit Purchase Agreement, dated August 17, 2026, between the Company and Samara Acquisition Sponsor VI Ltd.

10.3	Private Placement Unit Purchase Agreement, dated August 17, 2026, by and among the Company, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and Clear Street LLC

10.4	Registration Rights Agreement, dated August 17, 2026, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto

10.5	Form of Indemnity Agreement, dated August 17, 2026, between the Company and each of the officers and directors of the Company

10.6	Administrative Services Agreement, dated August 17, 2026, between the Company and Sponsor

10.7	Investment Management Trust Account Agreement, dated August 17, 2026, between the Company and Continental Stock Transfer & Trust Company

10.8	Consulting Agreement, dated July 16, 2026, by and between the Company and ArgoSat Consulting LLC

99.1	Press Release, dated August 17, 2026

99.2	Press Release, dated August 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2026

KARMAN LINE ACQUISITION CORP.

By:	/s/ Richard Davis
Name:	Richard Davis
Title:	Chief Executive Officer